Item 77M - DWS High Income Plus Fund (a
series of DWS Advisor Funds)

Effective July 10, 2006, the DWS High
Income Plus Fund, a series of DWS
Investments Trust, was
reincorporated to DWS High Income Plus
Fund, a series of DWS Advisor Funds.

C:\Documents and Settings\e457772\Local
Settings\Temporary Internet
Files\OLKD\Item 77M - High Income Plus
Fund.rtf


Item 77M - DWS Core Fixed Income Fund (a series of DWS Advisor Funds)

Effective July 10, 2006, the DWS Core Fixed Income Fund, a series of DWS Investments Trust, was reincorporated to DWS Core Fixed Income Fund, a series of DWS Advisor Funds.

G:\sec_reg\NSAR\2006\103106\Item 77M - Core Fixed Income Fund.rtf


Item 77M - DWS International Select Equity Fund (a series of DWS Advisor Funds)

Effective July 10, 2006, the DWS International Select Equity Fund, a series of DWS Investments Trust, was reincorporated to DWS
International Select Equity Fund, a series of DWS Advisor Funds.

G:\sec_reg\NSAR\2006\103106\Item 77M - International Select Equity Fund.rtf

Item 77M - DWS Short Duration Fund (a series of DWS
Advisor Funds)

Effective August 21, 2006, the DWS Short Duration Fund, a series of DWS Investments Trust, was reincorporated to DWS Short Duration
Fund, a series of DWS Advisor Funds.

C:\Documents and Settings\e466606\Local Settings\Temporary
Internet Files\OLK1A\Item 77M - Short Duration Fund.rtf

Item 77M - DWS Short-Term Municipal Bond Fund (a series of DWS Advisor Funds)

Effective July 10, 2006, the DWS Short-Term Municipal Bond Fund, a series of DWS Investments Trust, was reincorporated to DWS Short-
Term Municipal Bond Fund, a series of DWS Advisor Funds.

C:\Documents and Settings\e403291\Local Settings\Temporary
Internet Files\OLK30C\Item 77M - Short-Term Municipal
Bond Fund.rtf